UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                GLINT CORPORATION
                 (Name of small business issuer in its charter)

         Delaware                       6770                     65-1009134
(State or jurisdiction of     (Primary Standard Industrial    (I.R.S. Employer
     incorporation)           Classification Code Number)   Identification No.)


                   2247 Palm Beach Lakes Boulevard (ste. 237)
                            West Palm Beach, FL 33409
                            telephone (561) 686-3040
          (Address and telephone number of principal executive offices)

                   2247 Palm Beach Lakes Boulevard (ste. 237)
                            West Palm Beach, FL 33409
                     (Address of principal place of business
                    or intended principal place of business)

                              J. Dapray Muir, Esq.
                                Ruddy & Muir, LLP
                         1825 I Street, N.W. (suite 400)
                              Washington, DC 20006
                                 (202) 835-0055
           (Name, address, and telephone number of agent for service)



     Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement and Prospectus.


                         CALCULATION OF REGISTRATION FEE

Title of Each Class       Dollar        Proposed Max-    Proposed Maxi-
of  Securities Being      Amount to Be  imum Offering    mum Aggregate     Amount of
Registered                Registered    Price Per Unit   Offering  Price   Registration Fee
----------------------   -------------  --------------   ---------------   ----------------
Shares of Common Stock    1,000,000        $.25           $250,000         $264


         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Cross Reference Sheet

               Showing the Location In Prospectus of Information Required by Items of Form SB-2

Part I.    Information Required in Prospectus

Item
No.        Required Item                                            Location or Caption
-----      ------------------------------------                     --------------------------------------------
1.         Front of Registration Statement and                      Front of Registration Statement and Outside
           Outside Front Cover of Prospectus                        Front Cover of Prospectus

2.         Inside Front and Outside Back Cover                      Inside Front Cover Page of Prospectus and
           Pages of Prospectus                                      Outside Front Cover Page of Prospectus

3.         Summary Information and Risk Factors                     Prospectus Summary; High Risk Factors

4.         Use of Proceeds                                          Use of Proceeds

5.         Determination of Offering Price                          Prospectus Summary-Determination of Offering
                                                                    Price; High Risk Factors

6.         Dilution                                                 Dilution

7.         Selling Security Holders                                 Not Applicable

8.         Plan of Distribution                                     Plan of Distribution

9.         Legal Proceedings                                        Litigation

10.        Directors, Executive Officer, Promoters and              Management

           Control Persons
11.        Security Ownership of Certain Beneficial Owners          Principal Stockholders
           and Management

12.        Description of Securities                                Description of Securities

13.        Interest of Named Experts and Counsel                    Legal Opinions; Experts

14.        Disclosure of Commission Position on                     Statement as to Indemnification
           Indemnification for Securities Act Liabilities

15.        Orgainization Within Last Five Years                     Management; Certain Transactions

16.        Description of Business                                  Proposed Business, Remuneration

17.        Management's Discussion and Analysis or Plan             Summary Finanical Information - Plan of Plan of
           of Operation                                             Operation

18.        Description of Property                                  Proposed Business of the Company

19.        Certain Relationships and Related Transactions           Certain Transactions

20.        Market for Common Stock and Related                      Prospectus Summary, Market for Registrant's
           Stockholder Matters                                      Common Stock and Related Stockholders
                                                                    Matters; Shares Eligible for Future Sale
21.        Executive Compensation                                   Renumeration

22.        Financial Statements                                     Financial Statements

23.        Changes in and Disagreements with Accountants            Not Applicable
           on Accounting and Financial Disclosure

PROSPECTUS

                                                 1,000,000 Shares

                                                 GLINT CORPORATION

                                                   Common Stock

         Glint Corporation (the "Company") is a "blank check" company, organized to acquire or merge with one or more operating companies yet to be identified. We are a development stage company and do not presently have any material assets or operating business. We have not identified any business for merger or acquisition, nor have we determined to focus on any particular industry.

         See "High Risk Factors" beginning on page 4 for a discussion of certain factors that you should consider before you invest in the common stock being sold by this prospectus.

                               Price                  Total Proceeds
                              Per Share            Minimum     Maximum
                              ---------           ---------   ---------
Public price                    $.25               $25,000    $250,000
Proceeds to the company         $.25               $25,000    $250,000

         With this prospectus, we are offering to sell 1,000,000 shares of common stock. The shares are being offered directly by our company; we will not use an underwriter or securities dealer. Unless 100,000 Shares are sold within 90 days (or 180 days if we elect to extend the offering period), all monies will be returned to investors. If we sell 100,000 Shares within such period, we will release 10% of the funds to the company and commence our search for a merger or acquisition candidate.

         This offering is being made in compliance with Rule 419 of Regulation C under the Securities Act of 1933. Rule 419 requires that the offering proceeds and the securities to be issued to investors must be placed in a trust or escrow account until the offering has been reconfirmed in accordance with the provisions of such Rule. While escrowed, the Shares subject of this prospectus may not be sold or transferred. Except for 10% of such funds, which amount may be released to the company when the minimum number of shares have been sold, the offering proceeds and the securities sold may not be released until a merger or acquisition meeting the criteria of Rule 419 has been consummated, and the investors have elected to confirm their investment. So that investors can make a reasoned election, an amended prospectus will be circulated to all investors describing the business which we propose to acquire, including audited financial statements. We will promptly distribute his or her share of the escrowed funds to any investor who does not confirm his or her investment within the specified time period. If a sufficient number of investors do not confirm their investment, we will return all the escrowed funds to the investors pro rata, and the escrowed Shares will be cancelled. If a merger or acquisition is not consummated within 18 months of the date of this prospectus, the escrowed funds will similarly be returned to investors.

         Prior to this offering, there has been no public market for our securities, and we cannot guarantee that a trading market will ever develop.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.



         Glint Corporation, 2247 Palm Beach Lakes Boulevard (suite 237),
                         West Palm Beach, Florida 33409

This Prospectus is dated August ___, 2000

         THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND ARE HIGHLY SPECULATIVE. THEY SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE "HIGH RISK FACTORS" FOR SPECIAL RISKS CONCERNING THE COMPANY AND "DILUTION" FOR INFORMATION CONCERNING DILUTION OF THE BOOK VALUE OF THE INVESTORS' SHARES FROM THE PUBLIC OFFERING PRICE.

         NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SHALL NOT UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF; HOWEVER, IN THE EVENT THERE IS ANY CHANGE IN THE AFFAIRS OF THE COMPANY WHICH MANAGEMENT BELIEVES WOULD BE MATERIAL TO AN INVESTMENT DECISION, A POST-EFFECTIVE AMENDMENT WILL BE FILED. THE COMPANY RESERVES THE RIGHT TO REJECT ANY ORDER, IN WHOLE OR IN PART, FOR THE PURCHASE OF ANY OF THE SHARES OFFERED HEREBY.

         PRIOR TO THIS OFFERING THERE HAS BEEN NO PUBLIC MARKET FOR THE COMPANY'S COMMON STOCK, AND THERE IS NO ASSURANCE THAT SUCH A MARKET WILL HEREAFTER DEVELOP.

                                             TABLE OF CONTENTS

SUMMARY                                           3         CAPITALIZATION                                   21
  Glint Corporation                               3         MANAGEMENT                                       21
  The Offering                                    3           Conflicts of Interest                          22
  Type of Offering                                3           Compensation                                   22
  High Risk Factors                               4           Management Control                             22
  Determination of Offering Price                 4           Indemnification of Management                  22
  Use of Proceeds                                 4         TRANSACTIONS WITH AFFILIATES
  Policy with Respect to Debt                     4           AND RELATED POLICIES                           22
  Management Compensation                         5           Initial Stock Transactions                     23
  Change of Management                            5           Loans by Management                            23
HIGH RISK FACTORS                                 5           Participation by Management in Offering        23
SUMMARY FINANCIAL INFORMATION                    11           Sales of Stock by Affiliates                   23
  Management's Plan of Operation                 11           No Investment in Companies in Which
PROPOSED BUSINESS OF THE COMPANY                 12             Management Has an Interest                   23
  Plan of Operation                              12            Co-Investment by Affiliates                   23
  Merger or Acquisition                          13            Purchase of Shares from Management            24
  Evaluation of Merger or Acquisition            14            No Finders' Fees for Management               24
  Acquisition Criteria                           14         PRINCIPAL STOCKHOLDERS                           24
  Form of Merger or Acquisition                  15         DESCRIPTION OF SECURITIES                        24
  Dilution and Related Matters                   15            Common Stock                                  24
  Leverage                                       16            Preferred Stock                               25
  Regulation                                     16            No Options or Warrants                        25
  Employees                                      16            Future Financing                              25
  Offices and Other Facilities                   16            Reports to Stockholders                       25
THE OFFERING                                     16            Dividends                                     25
INVESTORS' RIGHTS WITH RESPECT                                 Stock Registration and Transfer               26
   TO ACQUISITION OR MERGER                      17         MARKET FOR THE COMPANY'S
  Deposit of Offering Proceeds and Securities    17           COMMON STOCK                                   26
  Stock Certificates in Escrow;                             PLAN OF DISTRIBUTION                             26
   Limitations on Transfer                       18            How to Subscribe                              27
  Post-Effective Amendment                       18         LITIGATION                                       27
  Confirmation Requirement                       18         LEGAL OPINIONS                                   27
  Release of Shares and Deposited Funds          19         EXPERTS                                          27
DILUTION                                         19         ADDITIONAL INFORMATION                           27
USE OF PROCEEDS                                  20         FINANCIAL STATEMENTS                             28

                                     SUMMARY

         This summary highlights some of the information contained in this prospectus, and may not reflect information which would be important to you. To understand this offering fully, you should read the entire prospectus carefully, including the High Risk Factors and the financial statements.

Glint Corporation

         This company has been organized to acquire or merge with one or more other companies. We do not have any business at present, and do not intend to commence any business on our own. Our sole purpose is to identify a suitable acquisition or merger candidate and effect a merger or acquisition of such business. We are a development stage company and do not have a specific business plan or purpose other than to effect such a merger or acquisition. Since incorporation, our activities have been limited to the sale of shares in connection with the company's organization and preparation of a registration statement and prospectus for its initial public offering.

         We believe that there are a number of companies which would be interested in being acquired by or merging with a company like ours, which has nominal liabilities and is flexible with respect to structure. No such business has yet been identified, however, and no discussions have taken place with respect to acquiring any business or company.

         Our company is not an "investment company". We do not intend to engage in the business of investing, reinvesting or trading in securities, and we do not intend to register under the Investment Company Act of 1940. We do not intend to engage in any substantive commercial business following the offering, except as a result of our acquisition of or merger with an active business.

         We maintain our office at Suite 237, 2247 Palm Beach Lakes Boulevard, West Palm Beach, Florida 33409. Our telephone number is (561) 686-3040.

The Offering

Securities offered  1,000,000 Shares of common stock, par value $.001 per share

Offering price      $.25 per Share

Offering  period    90  days,  but  we  may  extend  such  period  for  up to an additional 90 days

Minimum  offering   If 100,000  shares are not sold during the offering  period, all funds will be returned to investors. If more than 100,000 shares are sold, we will proceed with our program notwithstanding fewer than 1,000,000 Shares are sold.

Common stock
now outstanding     5,000,000 shares

Common Stock to
be outstanding
after the offering  Minimum:   5,100,000 shares
                    Maximum:   6,000,000 shares

Type of Offering    We are a blank check  company,  and  consequently  investors have certain rights and protections under Rule 419 under the
                    Securities  Act  of  1933.   Under  that  rule,  the  Shares
                    purchased by investors and most of the funds received in the offering  will be  deposited  in a trust or  escrow  account until a qualified merger or acquisition is completed. Before effecting such a merger or acquisition, and before releasing the escrowed funds or Shares, we will provide investors with an  updated  prospectus  containing  information  about  the business to be acquired, including financial statements, and
                    offer   investors  the   opportunity   to  reconfirm   their
                    investments or receive back their share of the escrowed funds. Investors will have 45 business days from the date of such prospectus to confirm their investment in the company and remain an investor. Any investor who does not confirm his or her investment within such time period will have his or her share of the escrowed funds returned and his or her stock cancelled. If we do not complete a qualified merger or acquisition within 18 months of the date of this prospectus, the escrowed funds will be returned to investors. If the offering period is extended to its limit (six months), the company will have only 12 months in which to consummate a merger or acquisition.

High Risk Factors   Investment  in the  Shares  offered by this  prospectus  are highly speculative and involve a high degree of risk. An investment should be purchased only by persons who can afford to lose their entire investment. See "High Risk
                    Factors" for special risks concerning the company and "Dilution" for information concerning dilution of the book value of the Shares sold in the public offering.

Determination of
Offering Price      The Shares' offering price has been  arbitrarily  determined by the company. It bears no relation to the company's assets, book value, or any other customary investment criteria, including the company's prior operating history.

Use of Proceeds     10% of the funds  deposited  in the trust or escrow  account will be released to the company as soon as the minimum number of Shares have been subscribed for, and before investors know anything about a prospective acquisition or have confirmed their investment. These funds will be used to defray the company's expenses incident to this offering and negotiation of a merger or acquisition. The funds remaining in escrow (net of any dealer commissions and refunds to withdrawing investors) will be released to the company only after we have effected a merger or acquisition. Until such time, the escrowed funds will be held in an interest bearing bank account by LM Capital Securities, Inc., as trustee. If and when such funds are released to the company, they will be retained for or transferred to the business being acquired and used for its purposes; such funds will not be used to acquire a business.

Policy with
Respect to Debt     We do not  intend to borrow  monies in  connection  with any merger or acquisition, but we reserve the right to do so if it appears advantageous. The company's president has agreed to advance up to $70,000 to the company if and as required for organizational and professional fees.

Management
Compensation        We are not accruing  compensation  for management,  and will
                    not  do  so  until  a  merger   or   acquisition   has  been
                    consummated.

Change of
Management          It is expected  that new  management  will be  installed  in connection with any merger or acquisition, and we cannot say what policies that management might adopt with respect to compensation.

                                HIGH RISK FACTORS

         THE SECURITIES OFFERED HEREBY ARE HIGHLY SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. AN INVESTMENT SHOULD BE MADE ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. IN ADDITION TO THE DILUTION DESCRIBED ELSEWHERE IN THIS PROSPECTUS, INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING:

Development Stage Company; No Business of Its Own

     Our company was incorporated in April 2000, and we have had no operations to date. The company was formed to acquire or merge with one or more other businesses, and does not propose to operate on its own. We face all the risks associated with any new business. Accordingly, an investment in the company should be considered an extremely high risk investment.

Limited Capitalization

     As of June 30, 2000, the company had assets of $5,000 and $5,120 of liabilities. Cash on hand amounted to $5,000. While no salaries will be paid until after a merger or acquisition has been consummated, the company will incur substantial costs for legal and accounting fees in connection with the preparation of its registration statement and post effective amendment, evaluation of prospective candidates and related due diligence investigations, and the negotiation and documentation of a merger or acquisition agreement. Unlike most offerings, the net proceeds from sale of the Shares described in this prospectus will be placed in a trust account, with only 10% of such proceeds being available to the company for current operations. It is possible that the company will have trouble completing a merger or acquisition due to a lack of sufficient funds, and may be obliged to seek additional financing. Such financing could involve the issuance of debt or equity securities. We cannot give any assurance that such funds would be available if needed, or that they would be available on terms acceptable to the company. Lack of funds could also affect the company's ability to interest prospective candidates for merger or acquisition.

Lack of Experience in Acquisitions

     Our management has limited experience in mergers and acquisitions, and will be obliged to rely on consultants and finders to identify an appropriate business and negotiate suitable terms. We believe that, with the assistance of our counsel and others, management will be able to implement the company's plan. There is no assurance that we will be successful in finding a suitable merger or acquisition candidate, however, or that we will be able to negotiate a merger or acquisition on suitable terms. Nor can there be any assurance that a business acquired will be successful or result in revenue or profit to the company.

 Neither Business nor Industry Yet Identified

     As of the date of this prospectus, we have not yet begun to seek a business for merger or acquisition, nor have we determined upon any specific industry in which to seek a merger or acquisition candidate. Business risks cannot, therefore, be identified at this time. At such time as we have entered into an agreement with a particular business, we will distribute an amended prospectus to our investors giving information about the prospective business. There can be no assurance we will be successful in finding a suitable business or that we will be successful in negotiating a merger or acquisition on acceptable terms. At such time as we have entered into a contract for a merger or acquisition, investors will receive information about such business and have an opportunity to confirm or withdraw their investment in the company. If the offering period is extended to its limit (6 months), we will have only 12 months in which to consummate a merger or acquisition.

Escrow Pending Merger or Acquisition

     The proceeds of this offering, net of broker-dealer commissions and allowances, will be placed in a trust account until the minimum number of shares have been sold. At that time, 10% of the remaining proceeds will be released to the company for use in identifying a merger or acquisition candidate, effecting a merger or acquisition, and amending our registration statement filed with the Securities and Exchange Commission. The balance will be retained in such escrow account until a merger of acquisition has been consummated. Pending identification of a potential merger or acquisition, dissemination of information about the business to be acquired, and circulation of an amended prospectus and refunds offer, investors will not have access to the monies which they have invested. There is no commitment by any other person to purchase all or any portion of the Shares offered hereby, and consequently there is no assurance that the minimum number (100,000) of Shares will be sold. If the minimum number are not sold, investors will be entitled to return of their investment, net of any commissions or allowances paid to broker-dealers, but they will not have access to their funds while they are in trust.

Limited Refund if Dissatisfied with Business to Be Acquired

     In the event an investor is not satisfied with the business to be acquired, he or she will be entitled only to his or her share of the funds remaining in trust, after deduction of the 10% to be released to the company for expenses, and after commissions and allowances to broker-dealers, if any. Accordingly, investors who elect not to confirm their investment in the company will not receive all but rather only approximately 90% of their investment.

Escrowed Shares not Available to Investors

     The Shares and all certificates representing the Shares will be held in trust pending consummation of a merger or acquisition. While such Shares are in trust, investors will not be allowed to sell or otherwise transfer them except by will or the laws of descent and distribution, or pursuant to a court order in certain divorce proceedings (a "qualified domestic relations order" as defined in the Internal Revenue Code or ERISA). Rule 15g-8 under the Securities Exchange Act of 1934 makes it unlawful to sell or offer to sell any securities, or any interest in securities, held in a Rule 419 trust or escrow account except in accordance with the two exceptions described above. Therefore, any and all contracts for sale to be satisfied by delivery of the Shares held in trust or escrow (such as contracts for sale when, as, and if issued) and sales of derivative securities to be settled by delivery of such securities are prohibited. It is further prohibited to sell any interest in the Shares held in rust or escrow (or any derivative securities), whether or not physical delivery is required. If an investor does not confirm his or her investment, such Shares will be returned to the company.

No Access to Investors' Funds While Held In Trust

     Investors will not have access to their funds while they are held in the trust. Investors will be offered return of their pro rata portion of the escrowed funds if we fail to sell the minimum number of shares within the offering period. The company will have 18 months in which to identify a suitable business and effect a merger or acquisition; and such funds will be returned if they do not timely reconfirm their investment after receiving information about a business to be acquired. If we fail to identify a suitable merger or acquisition candidate during such period, investors could be obliged to wait up to 18 months to receive their portion of the escrowed funds. Refunds will include an investor's share of any interest allocable to his or her share of the escrowed funds.

Failure of Sufficient Number of Investors to Reconfirm Investment

     As pointed out above, investors will be given an opportunity to withdraw their investment after a contract has been negotiated with a business we propose to acquire or with which we propose to merge. Unless a sufficient number of investors confirm their investment within the required 45 day period, we may not be able to consummate such merger or acquisition due to lack of sufficient funds. It is anticipated that confirmations by investors representing approximately 80% of this offering would be required. If a sufficient number of investors do not reconfirm their investment, the merger or acquisition will not be consummated, and the escrowed funds will be returned to the investors.

No Assurance of a Public Market

     There is no present market for the company's stock and investors will not in any event be able to sell their Shares until after their release from escrow. After termination of the trust or escrow, the development of an active trading market for the company's stock will depend on the business acquired. To date, we have not taken any steps to interest a broker-dealer in acting as a market maker for the company's stock, nor have there been any discussions with any broker-dealer with respect to making a market in the company's stock in the future. We do not intend to seek a market maker until after we have identified a candidate for merger or acquisition, and filed an amendment to the company's registration statement. It is possible that such discussions will be deferred for negotiation by management of the company acquired. There can be no assurance that the company will meet listing requirements after such merger or acquisition, nor can there be any assurance that an active market will develop even if the company does meet such requirements.

Competition for Merger and Acquisition Opportunities

     We will be competing with a wide range of entities seeking acquisitions, including leveraged buy- out companies, investment banks, private investors, corporations interested in expansion, and venture capital companies. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than the company, which will therefore be at a competitive disadvantage in identifying suitable merger or acquisition candidates and successfully consummating a proposed merger or acquisition. We will also be competing with a large number of other small, blank check companies.

Conflicts of Interest with Respect to Acquisition Opportunities

     The company's officers and directors are engaged in business activities outside of the company, and are or may become, in their individual capacities, officers, directors, controlling stockholders and/or partners of other entities engaged in a variety of businesses. There may exist potential conflicts of interest including, among other things, the allocation of time and effort between the company and such other businesses, and the evaluation and allocation of merger and acquisition opportunities. The amount of time they will devote to the company's business will be limited, amounting to only about five to 20 hours each per month. Conflicts with other blank check companies with which members of management may become affiliated in the future may arise in the pursuit of mergers and acquisitions. The company's officers and directors are not currently involved in other blank check companies, but anticipate becoming so involved in the future, including involvement as organizers, officers and directors. A conflict of interest could result if and when an officer of director of the company becomes an officer or director of another company, especially another blank check company. There is presently no requirement contained in the company's Certificate of Incorporation, bylaws or minutes which requires that officers and directors disclose merger and acquisition opportunities of which they become aware. The company's officers and directors do, however, have a fiduciary duty to disclose to the company any opportunities which come to their attention in their capacity as an officer and/or director of the company.

Possible Disadvantages of Blank Check Offering

     In making an investment in the company, investors should recognize that they may be doing so under terms which may ultimately be less favorable than making an investment directly in a company with a specific business. Such disadvantages include the investor's lack of control over the terms of acquisition, the delay in identifying the candidate, dilution, and the costs of organizing our company and registering its stock.

Anticipated Change in Control and Management

     Our president presently owns all of the company's outstanding stock, and if all the Shares offered hereby are sold, she will still own more than 80%, and will continue to control the company and be able to elect all the directors to the board. In connection with any merger or acquisition, we will be required to issue a substantial number of additional shares to the business being acquired or to its owners, and it is likely that such shares will constitute a majority of our then issued and outstanding shares. We anticipate, therefore, that upon the consummation of a merger or acquisition, there will be a change of control of the company which will most likely result in the resignation or removal of our present officers and directors. There can be no assurance as to the experience or qualification of the persons who will then assume responsibility for the company's activities or for operation of the business, assets, or property.

Lack of Diversification

     The company does not propose to be an investment company, and does not presently intend to acquire more than one business. Accordingly, it is not likely that investors will obtain any diversification through their investment in the company, and to the extent of such investment, they will be exposed to all the economic risk incident to the business which is acquired.

Possible Regulation as Investment Company

     Although we will be subject to regulation under the Securities Act of 1933 and the Securities Exchange Act of 1934, we do not believe that we will be subject to regulation under the Investment Company Act of 1940. The Investment Company Act applies to companies in the business of investing, reinvesting, owning, holding or trading securities. We do not believe the company will be considered to be "in the business of" investing in securities because we propose to merge into or acquire an operating business. Nevertheless, the activities in which we propose to engage could be deemed to be within the scope of certain provisions of the Investment Company Act, as a result of which there can be no assurance that we will not be deemed to be an investment company subject to that act. In the event we were to be deemed to be an investment company, we would be subject to numerous restrictions relating to our activities, including restrictions on the nature of our investments and the issuance of securities. We have not obtained a formal determination from the Securities and Exchange Commission as to the status of the company under the Investment Company Act of 1940.

Taxation

     In the course of any acquisition or merger, federal and state tax consequences for both the company and the business to be acquired will be considered. Under current federal tax laws and those of most states, a qualified reorganization between business entities does not generally result in a taxable event for either party to the transaction. While we expect to structure a merger or acquisition so as to minimize federal and state tax consequences to both the company and the company being acquired, there is no assurance that such merger or acquisition will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes which could have a substantial adverse effect on the company.

No Earnings or Dividends

     The company was only recently organized, has no earnings, and has paid no dividends to date. Since the company's only intended business is to merge with or acquire a suitable business, we do not anticipate any earnings until after such a merger or acquisition is consummated. The payment of dividends after such a merger or acquisition will depend on policies adopted by new management, and on the results of operations of the new business. There can be no assurance that the company will generate income or pay dividends even after a merger or acquisition.

Restricted Resale of the Securities

     The 5,000,000 shares of the company's common stock presently outstanding are "restricted securities" as that term is defined under the Securities Act of 1933, and in the future may be sold in compliance with Rule 144 or pursuant to a registration statement under that act. Rule 144 provides, in essence, that a person holding restricted securities for a period of one year may sell those securities in unsolicited brokerage transactions or in transactions with a market maker, in an amount equal to 1% of the company's outstanding common stock every three months, provided adequate public information is available with respect to the issuer. Such information is deemed available if the issuer satisfies the reporting requirements of sections 13 or 15(d) of the Securities and Exchange Act of 1934 and of Rule 15c2-11 thereunder. Sales of unrestricted shares by affiliates of the company are also subject to such limitation on the number of shares that may be sold. If all the Shares offered herein are sold, the holders of the restricted shares could each sell up to 60,000 shares during any three month period commencing one year after the date of their purchase. Persons who are not affiliates and have not been affiliates in the preceding three months are permitted by Rule 144(k) to sell restricted securities after two years. Investors should be aware that sales under Rule 144 or pursuant to a registration statement filed under the Act could have a depressive effect on the market price of the company's securities in any market which may develop for such shares.

Arbitrary Offering Price

     The offering price of $.25 per Share has been arbitrarily determined by the company, and bears no relationship to its assets, earnings, book value or other objective standard of value. Among the factors considered were belief in the company's business potential, its limited financial resources, the amount of equity and control desired to be retained by the present stockholders, the company's lack of operating history, the proceeds to be raised by the offering, the amount of capital to be contributed by the public in proportion to the amount of stock to be retained by present stockholders, the relative requirements of the company, and current market conditions in the over-the-counter market.

Control by Present Management and Stockholders

     Present stockholders of the company will own at least 83% of the company after the offering described in this prospectus, as a result of which they will continue to control the company. Assuming all the Shares are sold, investors would own approximately 16.7% of the company's outstanding common stock immediately after the offering. We anticipate, however, that a majority interest will have to be given to the owners of any business with which we enter into a merger or acquisition agreement, as a result of which the persons who control that business would acquire control of this company. In that event, those persons would be able to elect all of the company's directors, appoint its officers, and control the company's affairs and operations. The company's Certificate of Incorporation does not provide for cumulative voting.

Merger or Acquisition Through a Leveraged Transaction

         While we will not seek to effect a merger or acquisition requiring borrowed funds, we are not barred from doing so. In the event a determination is made to use borrowed funds, the company would become subject to augmented risks. Investors should be aware that such a transaction could result in substantial interest expense and the company's assets being mortgaged and possibly foreclosed. The use of leverage to consummate a merger or acquisition could reduce our ability to obtain additional borrowings, make other acquisitions, or declare dividends.

Penny Stock Regulation

     Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on NASDAQ, provided that current price and volume information with respect to transactions in such securities is provided by such exchange). The rules require a broker-dealer, prior to a transaction in a penny stock not exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity in stocks that are subject to the penny stock rules. To the extent our stock is subject to such rules, investors may find it more difficult to sell their shares.


                          SUMMARY FINANCIAL INFORMATION

         The following is a summary of the company's consolidated financial information and is qualified in its entirety by the audited financial statements appearing herein.

                                                              As Adjusted(1)
Balance Sheet Data                    June 30, 2000      minimum         maximum
                                      -------------      -------         -------
         Total assets                 $    5,000        $   30,000(2)   $  255,000(2)
         Total liabilities            $    5,120        $   70,120(3)   $   70,120(3)
         Long term indebtedness              -0-               -0-             -0-
         Stockholders' equity         $     (120)       $  (40,120)(4)  $  184,880(4)
         Shares outstanding            5,000,000         5,100,000        6,000,000

                                                      From Inception
Income (Loss) Data:                                   to June 30, 2000
                                                      ----------------
         Total revenues                                   -0-
         Total expenditures                           $ 5,120
         Net income                                       -0-

---------------------
     (1)  As adjusted for sale of the Shares offered by this prospectus.
     (2) 90% of the proceeds of this offering will be restricted pursuant to Rule 419. Upon the sale of the minimum number of Shares in this offering, the company will receive 10% of the amount paid in for expenses incident to its offering and its proposed acquisition or merger.
     (3) Debt which may be incurred for payment of legal and accounting fees incident to organization of company and registration of its shares.
     (4) After payment of legal and accounting fees incident to organization of company and registration of its shares.


Management's Plan of Operation

         Upon completion of this offering, the company plans to use is best efforts to identify a suitable business for acquisition or merger. When such a candidate is identified, the company will prepare and file a post effective amendment to its registration statement filed with the Securities and Exchange Commission, and when effective, distribute a prospectus describing the business to be acquired and the terms of such acquisition or merger, giving each investor the opportunity to reconfirm his or her investment in the company. If a sufficient number of investors reconfirm their investment, we will use our best efforts to promptly effect such merger or acquisition.

         As of the date of this prospectus, the company has no significant cash resources. When the company has sold the minimum number of shares (100,000), 10% of such proceeds and any proceeds from subsequent sales of its securities will be released to the company for expenses. The company does not anticipate any operating income until after a business has been acquired. The cost of preparing and filing the company's registration statement and post-effective amendment, and finding and negotiating an agreement with a suitable business is expected to cost in the neighborhood of $70,000. The company's president, Roma Kidd and her company, Sioux Technologies, Inc., have agreed to advance funds up to such amount to the company if and as required. No funds will be used for salaries before a merger or acquisition has been consummated, and no funds will be used to pay for a business being acquired. We believe that there will be sufficient funds available to effect the company's purpose, but there can be no assurance that additional monies will not be required, nor can there be any assurance that, if they are required, such finds will be available.

         We believe our program can be effected within approximately nine months. If no acquisition has been consummated within 18 months of this prospectus, we will return to each investor his or her share of the escrowed funds.


                        PROPOSED BUSINESS OF THE COMPANY

         Glint Corporation is a "blank check" company, organized to acquire or merge with one or more operating companies yet to be identified. Except to effect such a merger or acquisition, we do not have any specific business plan or purpose, nor have we identified any business for merger or acquisition. We are a development stage company and do not presently have any substantial assets or any operating business.

         All proceeds received from this offering will be put into a trust account pending consummation of a merger or acquisition and reconfirmation by investors of their desire to remain stockholders of the company. The trustee will deposit the escrowed funds in an insured depository institution account in either a certificate of deposit, interest bearing savings account, or short term government securities.

         If we do not consummate a merger or acquisition within 18 months of the date of this prospectus, we will distribute all the escrowed funds to the investors, pro rata. If the offering period is extended to its limit (6 months), we will have only 12 months in which to consummate a merger or acquisition.

         Glint Corporation was organized under the laws of Delaware on April 17, 2000. To date our activities have been limited to organization, business planning, and registration of the company's Shares. We have not yet identified any potential acquisition or merger candidate, or even begun to search for such a candidate. This search will commence as soon as the minimum number of Shares have been subscribed for.

Plan of Operation

         Following sale of the minimum number of Shares, we will speak to business associates and acquaintances and will search the New York Times, The Wall Street Journal and other business publications for companies which might be available for merger or acquisition. We will search for merger and acquisition candidates through acquaintances, finders, and business associates. We may also inquire of law firms and accounting firms. We do not presently anticipate the need to advertise, but may determine to do so in the future if our other inquiries are unsuccessful.

         We believe that there are a number of businesses which will be interested in merger with or acquisition by a public, reporting company like ours. Such businesses may wish to have a public market for their securities without the time and cost associated with a public offering of securities, and without loss of control. Businesses can seek to be publicly traded for a variety of reasons, including establishment of a market for sale of a business owner's shares through broker-dealers, or for creating liquidity for stockholders generally. A market and a mechanism for establishing market value can also be useful for a business owner's estate planning purposes, and for establishing a value for incentive stock options or similar benefits for key employees. Potentially available businesses may be in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities more difficult.

         It is likely we will acquire or merge with a business which has no immediate need for additional capital but which desires to establish a public trading market for its shares. Such a business may desire to do so to avoid what it may deem to be adverse consequences for themselves undertaking a public offering. Factors considered may include time delays, significant expense, loss of voting control and inability or unwillingness to comply with various federal and state laws enacted for the protection of investors, or other factor deemed to be adverse for such business or its stockholders. It may also seek to do so in order to effect acquisitions of its own using publicly traded stock, or its owners may seek to establish a value for their business for other reasons, such as estate planning.

         Any merger or acquisition will entail a number of risks. Such risks cannot be adequately identified prior to selection, and investors must therefore depend on our ability to identify and evaluate such risks. By way of example, a business which the company acquires or with which it merges may be in a development stage, or may subject to a "going concern" reservation by its accountants. Such a business may not have generated significant revenues, and there is a risk that, even after the consummation of such merger or acquisition and the related expenditure of the company's funds, the combined enterprise will still be unable to become a going concern or advance beyond the development stage. It is possible that a business which we acquire or with which we merge may involve new and untested products, processes, or market strategies which may not succeed. Such risks will be assumed by the company and, therefore, its stockholders.

         We will not be a significant player among the firms which engage in mergers and acquisitions. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than we. In view of our limited financial resources and limited management availability, we will continue to be at a competitive disadvantage compared to such competitors. Also, we will be competing with a large number of other "blank check" companies throughout the United States.

Merger or Acquisition

         The company was organized for the purposes of creating a corporate vehicle to seek, investigate and, if such investigation warrants, effecting a merger or acquisition with persons or firms which desire to become a publicly-held corporation, or to employ the company's funds, if any, in their business.

         We do not currently engage in any business activities which provide cash flow. The costs of identifying, investigating, and analyzing potential mergers and acquisitions, and the cost of complying with applicable securities laws will be paid out of the company's capital, including the 10% of the proceeds of this offering which will be released to the company when the minimum number of Shares have been sold.

         Persons purchasing shares in this offering and other stockholders will most likely not have the opportunity to participate in these decisions, but will have the opportunity to withdraw from the company in the event they are not satisfied with the business to be merged or acquired. Under Rule 419, investors will have an opportunity to evaluate the specific merits or risks of the merger or acquisition management decides to enter into.

         Although not limited to a single merger or acquisition, it is likely that our company will merge with or acquire just one business. The company's financial capacity is limited, and most candidates for merger or acquisition will wish to assume voting control of the company in connection with the transaction. The proposed transaction will likely result in substantial dilution for investors, and a change of control of the company, resulting in the resignation of the company's present officers and directors. If there is only one merger or acquisition, there will be no diversification of risk such as is common with investment companies.

         None of the company's officers or directors have had any discussions or other contact with any representative of a potential acquisition candidate.

         We may be obliged to pay a finder's fee in connection with a merger or acquisition, but no such fees will be paid to any member of the company's management.

Evaluation of Merger or Acquisition

         In determining whether or not a particular business is appropriate for acquisition by or merger with the company, we will examine its financial statements (including its balance sheet, statements of cash flow, stockholders' equity, etc.), its assets and liabilities, and its projections for future growth, in light of our understanding of the industry and particular business opportunity. This information will also be available for consideration by investors in connection with their decision as to whether or not to confirm their investment.

         The analysis of merger or acquisition opportunities will be undertaken by or under the supervision of the officers and directors of the company. As a part of their investigation, officers and directors of the company will meet personally with management and key personnel, visit and inspect material facilities, obtain independent analysis or verification of certain information provided, check references of management and key personnel, and take other reasonable investigative measures, to the extent of our limited financial resources and management expertise. The selection and evaluation of a merger or acquisition candidate and the negotiation of an agreement is extremely complex and risky. None of our officers or directors is a professional business analyst or has previous experience with operating a blank check company.

         In analyzing prospective merger or acquisitions, we will consider such matters as the business' technical, financial, and managerial resources; working capital and other financial aspects; its history of operations, if any; and prospects for the future; the nature of present and expected competition; the quality and experience of management services which may be available and the depth of that management; the potential for further research, development, or exploration; specific factors deemed to indicate risk or a negative influence on the business; the potential for growth or expansion; the potential for profit; the perceived public recognition or acceptance or products, services, or trades; name identification; and other relevant factors. We will meet personally with management and key personnel of the firm sponsoring the business opportunity as part of our investigation. To the extent practicable, we will use written reports and personal investigation to evaluate businesses which are candidates for merger or acquisition.

Acquisition Criteria

         We will not acquire a business unless the fair value of such business or its assets represents 80% of the maximum offering proceeds. We have no policy with respect to the type of business with which we will seek to merge or which we will seek to acquire, and will not restrict our search to any specific business, industry or geographical location. Businesses with which we may seek to merge may be in any industry, and need not conform to any specific criteria (except for value). Our principal objective will be to seek long-term growth potential rather than immediate, short-term earnings.

         Merger and acquisition candidates may include businesses which are established and only wish to be publicly traded, but they may also include businesses which have only recently commenced operations, or are developing companies in need of additional funds. They may include companies seeking monies for development of new products or expansion into new markets, or they may be established businesses which may be experiencing financial or operating difficulties and are in need of additional capital. They may also include financially unstable companies or entities in an early stage of development or growth, including entities without established records of sales or earnings. Accordingly, the company may be subjected to the risks inherent in financially unstable and/or development stage businesses. In addition, the business acquired may be in an industry characterized by a high level of risk. We will endeavor to evaluate all the risks incident to a particular business and its industry, but there can be no assurance that the business which we acquire or with which we merge will be successful, or that we will successfully identify and evaluate every eventuality.

         We will not acquire a business unless the fair value of such business or its assets represents 80% of the maximum offering proceeds. To determine such fair market value, we will examine the audited financial statements (including balance sheets and statements of cash flow and stockholders' equity) of prospective candidates, focusing on its assets, liabilities, sales and net worth. In addition, we will conduct a personal inspection of the merger or acquisition candidate. If we determine that its financial statements do not clearly indicate that the fair market value of such business or its assets has been satisfied, we will obtain an opinion from an independent investment banking firm with respect to the satisfaction of such criteria.

         The company will be subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, and will be required to furnish audited financial statements for any significant business which we acquire. Because of these requirements, we will not merge with or acquire any company whose financial statements are not audited. In the event the company's obligation to file periodic reports is suspended under Section 15(d), the company intends on voluntarily filing such reports.

Form of Merger or Acquisition

         When we use the term "merger or acquisition" in this prospectus, we mean any form of business combination or reorganization which results in our company becoming part of or acquiring an existing business, or which results in our stockholders becoming stockholders of such business. The particular form of such combination may be a merger, consolidation, reorganization, joint venture, or licensing agreement. We may also purchase the stock or assets of an existing business, or exchange our stock for theirs.

         The form of the merger or acquisition will depend on the nature of the business being acquired; the objectives of such business, its management, and its owners; and the relative negotiating strength of the company and such other management.

         While the actual terms of any merger or acquisition cannot be predicted, it is anticipated that the parties to such a transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition as a so-called "tax-free" reorganization under Sections 368(a)(1) or 351 of the Internal Revenue Code of 1986.

Dilution and Related Matters

         Investors should note that any merger or acquisition effected by the company can be expected to have a significant dilutive effect on the percentage of shares held by our company's stockholders, including purchasers in this offering. On the consummation of a merger or acquisition, the business acquired will have significantly more assets than the company; we therefore anticipate offering a controlling interest in the company to such business or its owners.

         In order to obtain tax-free treatment, it may be necessary for the owners of the acquired business to own 80% or more of the voting stock of the surviving entity. In such event, the company's stockholders, including investors in this offering, will retain less than 20% of the issued and outstanding shares of the surviving entity.

         In addition, a majority of all of the company's directors and officers may, as part of the terms of the acquisition transaction, resign as directors and officers.

         It is anticipated that any securities issued in any such reorganization would be issued in reliance on exemptions from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of this transaction, we may agree to register such securities either at the time the transaction is consummated, under certain conditions, or at specified times thereafter. The issuance of substantial additional securities and their potential sale into any trading market which may develop in the company's common stock may have a depressive effect on such market.



Leverage

         We do not intend to premise our search for suitable acquisition candidates on the use of borrowed funds. It is possible, however, that we may hereafter determine to borrow funds for the purpose of effecting a merger of acquisition. Such funds might be necessary to pay for transactional costs, such as finder's fees or legal and accounting fees, or funds might be necessary for the purposes of the business to be acquired. In such event, the company may require financing (possibly including the issuance of debt or equity securities) in order to consummate a merger or acquisition. The cost of preparing and filing the company's registration statement and post-effective amendment, and finding and negotiating an agreement with a suitable business is expected to cost in the neighborhood of $70,000. The company's president, Roma Kidd and her company, Sioux Technologies, Inc., has agreed to advance funds up to such amount to the company if and as required. If any additional funds are required, we cannot give any assurance at this time that they would be available or that they will be available on acceptable terms.

Regulation

         The Investment Company Act defines an "investment company" as an issuer which is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. While we do not intend to engage in such activities, we could become subject to regulations under the Investment

Company Act in the event we were to acquire and hold minority interests in a number of enterprises. If we were to be required to register under the Investment Company Act, we could be expected to incur significant registration and compliance costs. Accordingly, we will seek to conduct our activities so as to avoid being classified as an "Investment Company", but if merger or acquisition opportunities present themselves which would outweigh the burden of such registration, we may determine to accept such classification.

Employees

         We do not presently have any employees. Roma Kidd, the company's only officer and director, is engaged in business activities outside of the company, and the amount of time she will devote to the company's business will be limited. Upon completion of the public offering, it is anticipated that she will devote between five and 20 hours per week to the company's affairs until consummation of a merger or acquisition.

Offices and Other Facilities

         Our offices are presently co-located in a suite in West Palm Beach, Florida, which is provided without cost as an accommodation to Ms. Kidd. Our officers and directors will generally operate out of their own offices. At such time as a merger or acquisition is consummated, it is anticipated that the company will move into the offices of the business so acquired. We do not own any equipment.


                                  THE OFFERING

         The Shares are being sold directly by the company. We will offer such Shares for a period of 90 days, and have the right to extend the offering for an additional 90 days. Unless at least 100,000 Shares are sold within such 90 day period (or within 180 days if we elect to extend the offering), all funds held in the trust or escrow account will be promptly returned to investors, without interest and without any deductions.

         At such time as the minimum number of shares have been sold, 10% of the proceeds will be released to the company. Pursuant to Rule 419 under the Securities Act of 1933, the remainder will be held in trust by LM Capital Securities, Inc., a registered broker-dealer in West Palm Bach, Florida, until an agreement has been executed for the acquisition of or merger with a business whose value, or the value of whose assets, amounts to at least 80% of the maximum proceeds of the offering. The funds will not be released to our company until information about such merger or acquisition is made available to our investors, and they have confirmed their desire to remain stockholders of our company in light of such information.

         As pointed out above, the trust agreement requires the trustee promptly to release to our company 10% of the proceeds from sale of our Shares. It is our intent to use such funds to cover expenses of the offering. None of such amount will be paid to affiliates of our company or its management. Except for this amount, investors' funds will remain deposited in a bank.

         When we have identified a suitable business and entered into an agreement for its acquisition or merger, we will provide our investors with information about such business and the terms of such acquisition or merger. Such information will be in the form of a "post effective" amendment to this prospectus and the registration statement of which it is a part. A copy of the amended prospectus will be sent to each investor within five days of the effective date of the post effective amendment. Within 45 days after such effective date (but not sooner than 20 days after such date), an investor must advise us that he or she wishes to remain an investor. If we do not receive written confirmation within such time period, that investor's investment

(net of the 10% released to our company) will be promptly refunded. Assuming a sufficient number of investors confirm their investment, the merger or acquisition will be consummated, and the remaining funds released to the company.

         The securities purchased by our investors will similarly be held in trust pending identification of a business for merger or acquisition, and an opportunity for investors to withdraw. Certificates for the Shares will be released to those investors who confirm their investment as soon as the acquisition or merger is consummated.

         Pursuant to Rule 3a51-1(d) under the Securities Exchange Act, the securities being offered by this prospectus constitute "penny stock", for which certain sales restrictions apply. (See "High Risk Factors").

         Up to 20% of the offering may be purchased by officers, directors, or current stockholders of the company, or by their affiliates or associates.

         In connection with the offering, we will incur certain expenses, including legal and accounting fees, state and federal filing fees, and printing fees, estimated at $75,000. $5,000 of these expenses have been paid from the company's treasury, and Roma Kidd, the company's president, and her company, Sioux Technologies, Inc., have agreed to lend up to $70,000 if and as required. Any additional expenses will be paid out of the 10% of proceeds released from the trust immediately after the offering.

         Investors' checks or money orders should be made payable to "LM Capital Securities, Inc., Trustee (Glint Corporation Offering)", and mailed to LM Capital Securities, Inc., 120 South Olive Avenue, suite 400, West Palm Beach, Florida 33401.


             INVESTORS' RIGHTS WITH RESPECT TO ACQUISITION OR MERGER

Deposit of Offering Proceeds and Securities

         As a "blank check" company, offering of our Shares is subject to Rule 419 under the Securities Act of 1933. Rule 419 requires that the proceeds of the offering (net of certain expenses) and all securities issued in connection with the offering be placed in an escrow or trust account pending acquisition of or merger with a specific business. If there are any commissions or allowances payable to underwriters or dealers (which is not presently expected), such funds may be withheld from the trust or escrow account and paid as agreed. In addition, we are entitled to retain 10% of the proceeds remaining after payment of such commissions and allowances for the company's corporate purposes (including costs incident to negotiations with merger or acquisition candidates, securities law filings, etc.). All remaining proceeds form the offering will be deposited with LM Capital Securities, Inc., along with the certificates for the Shares subscribed for.

         The trustee will be obliged to maintain such funds in a segregated bank account. Interest and/or dividends earned on such funds will be held in the trust account until the funds are released, and will be included in the share distributed to any investor who does not confirm his or her investment, or in the amount released to the company upon consummation of a merger or acquisition.

         If during the course of this offering an acquisition or merger becomes "probable", we will circulate an amended prospectus identifying the business to be acquired and giving information about such business and the proposed terms of acquisition. When a merger or acquisition agreement has been entered into with respect to such business, we will file a post-effective amendment to the registration statement, and investors will have the opportunity to confirm or withdraw their investment.

         Under Rule 419, the escrowed funds and certificates may be released only when we have consummated a merger or acquisition with a business in accordance with this prospectus. No funds and no certificates may be released until an acquisition or merger is consummated. If a merger or acquisition has not been consummated with 18 months from the date of this prospectus, the escrowed funds will be promptly returned to investors on a pro rata basis.

Stock Certificates in Escrow; Limitations on Transfer

         Certificates for the Shares sold in this offering (and any other securities issued with respect to such securities, including securities issued with respect to stock splits, stock dividends or similar rights) will be deposited with the trustee. Notwithstanding such trust, each investor will have the right to vote the Shares held in his or her name.

         While in trust, investors' Shares may not be sold or otherwise transferred except by will or the laws of descent and distribution, or pursuant to a "qualified domestic relations order" (as defined by the Internal Revenue
Code or Title 7 of the Employee Retirement Income Security Act or rules thereunder). Rule 15g-8 under the Securities Exchange Act of 1934 makes it unlawful to sell or offer to sell securities (or any interest in or related to the securities) held in a Rule 419 trust account other than pursuant to one of the above exceptions.

Post-Effective Amendment

         When a merger or acquisition agreement with a business has been executed, Rule 419 requires us to update the registration statement with a post-effective amendment. The post-effective amendment will contain information about the business to be acquired and its business, including audited financial statements, the results of this offering and the use of funds disbursed from the trust account. The post- effective amendment must also include the terms of the confirmation offer mandated by Rule 419. The reconfirmation offer must include certain prescribed conditions which must be satisfied before the escrowed funds and securities can be released.

Confirmation Requirement

         Within five business days of the effective date of such post-effective amendment, we will mail a copy of the amended prospectus (which is part of such registration statement) to all our investors, each of whom will have 45 business days from such effective date in which to confirm in writing his or her investment in the company. If we do not receive such a confirmation by the 45th business day after the effective date, such investor's share of the escrowed funds, including interest if any, will be promptly refunded. We will promptly refund to each investor who, after receipt of the amended prospectus, requests such refund his or her share of the escrowed funds.

Release of Shares and Deposited Funds

         If a sufficient number of investors confirm their investment, the merger or acquisition will be consummated. At that time, the company's funds will be released from escrow and certificates for the Shares distributed to those investors who have confirmed their investment.

         If a merger or acquisition has not been consummated within 18 months of the date of this prospectus, the escrowed funds will be distributed among the investors pro rata.

         We will not make any loans of any of the escrowed funds, nor will we borrow funds using the escrowed funds as security. This policy will remain in effect until an acquisition or merger has been consummated; no representations are made with respect to the company's policies with respect to borrowing or lending following such merger or acquisition. Once the escrowed funds are released, the company may lend or borrow funds and use the proceeds as security for such loan as management deems appropriate.


                                    DILUTION

         Our net tangible book value as of June 30, 2000, was $(120) or approximately $.00 on a per share basis. Net tangible book value represents the company's total tangible assets less total liabilities. In the event all the Shares described herein are sold, net tangible book value would be (without adjustment for transactions subsequent to June 30, 2000 other than sale of the Shares and related costs) $184,880 or approximately $.03 per share. This would result in an increase in net tangible book value of $.03 per share for our existing stockholder, and dilution of approximately $.22 per share (88%) for the investors. If only the minimum number were sold, our net tangible book value would be $(40,120) or approximately $(.007) per share, resulting in dilution of $.25 per share (100%) for our investors.

The following table illustrates this per share dilution:

                                                       100,000          1,000,000
                                                      shares sold      shares sold
                                                      -----------      -----------
Public offering price per share                          $.25             $.25
Net tangible book value per share before offering         .00              .00
Net tangible book value per share after offering         (.007)            .03
Increase per share attributable to this offering         (.007)            .03
Dilution to investors                                    $.25             $.22

         The following table summarizes the number of Shares purchased by the investors, the consideration paid and the average price per share paid by the company's existing stockholders as of June 30, 2000, and by the investors purchasing Shares in this offering (before deducting any underwriting discounts, commissions, or offering expenses):

                               Shares Purchased    Total Consideration    Average Price
                            ---------------------  --------------------   -------------
                            Number     Percent      Amount    Percent        Per Share
                            ------     -------     -------    -------        ---------
Existing stockholders      5,000,000               $  5,000                    $.001
Investors (minimum)          100,000     2.0%      $ 25,000      83.3%         $.25
Investors (maximum)        1,000,000    16.6%      $250,000      98.0%         $.25


                                 USE OF PROCEEDS

         The gross proceeds of this offering will be $250,000 if all 1,000,000 the Shares are sold, and $25,000 if only the minimum (100,000) Shares are sold. The purpose of the offering is to raise funds to enable us to merge with or acquire an operating company.

         As described elsewhere in this prospectus, all proceeds (net of any commissions or allowances payable to broker-dealers) will be held in a trust account until the minimum number of Shares are sold. After the minimum number of shares are sold, 10% of the net proceeds of the offering will be released to the company. We intend to use those funds for the expenses of the offering, including legal and accounting fees, filing fees, the escrow agent's fee, and printing, and for expenses in finding, evaluating, and negotiating and closing on a merger or acquisition agreement with a business being acquired.

                                    100,000 shares sold         1,000,000 shares sold
                                 -------------------------   ------------------------------
                                 Approximate   Approximate    Approximate   Approximate
                                 amount        percentage     amount        percentage
                                 ------        ----------     ------        ----------
Commissions and allowances         -0-           -0-                 -0-         -0-
Escrowed pending merger
      or acquisition              $22,500        90%           $ 225,000         90%
Released to company              $  2,500        10%           $  25,000         10%

         As of the date of this prospectus, the company has no significant cash resources. When we have sold the minimum number of shares (100,000), 10% of such proceeds and 10% of any proceeds from subsequent sales of Shares will be released to the company for expenses. The cost of preparing and filing the company's registration statement and post-effective amendment, and finding and negotiating n agreement with a suitable business is expected to cost in the neighborhood of $75,000. The company's president, Roma Kidd and her company, Sioux Technologies, Inc., have agreed to advance funds up to such amount to the company if and as required. No funds will be used for salaries before a merger or acquisition has been consummated, and no funds will be used to pay for a business being acquired.

         Upon the consummation of a merger or acquisition, all escrowed funds (including interest earned) will be released the company.

         Accordingly, we believe that there will be sufficient funds available to achieve our objectives, but there can be no assurance that additional monies will not be required, nor can there be any assurance that, if required, such funds will be available on acceptable terms. Persons purchasing Shares in this offering will not, unless required by law, participate in the determination of whether to obtain additional financing or as to the terms of such financing. Because of the company's limited resources, it is likely that the company will become involved in only one merger or acquisition.

         Upon consummation of a merger or acquisition, we anticipate that there will be a change in the company's management. Following such change, the expenditure of any proceeds remaining after paying the costs of the offering will be up to such new management, which may decide to change the policies stated herein as to the use of proceeds from the offering. Use of the company's funds, including the funds released from the trust, will be entirely within the discretion of such new management.

                                 CAPITALIZATION

         The following table sets forth the capitalization of the company as of June 30, 2000, and as adjusted to give effect to the sale of Shares offered by the company.

                                                   June 30, 2000                          As Adjusted for Sale of
                                                        actual        100,000 shares       1,000,000 shares
                                                  --------------      --------------      ----------------
Assets
  Cash                                            $    5,000          $   30,000          $  255,000

Liabilities
  Accrued expenses                                $   (5,120)         $   (5,120)         $   (5,120)
  Debt to stockholder                                    -0-          $  (70,000)         $  (70,000)

Stockholders' equity
  Common stock, $.001 par value;
  authorized 50,000,000 shares;
  5,000,000 issued and outstanding                $    5,000          $    5,100          $    6,000

  Preferred stock, $.001 par value,
  authorized 10,000,000 shares
  none  issued or outstanding

  Additional paid-in capital                      $    4,620          $   29,520(1)       $  253,620(1)

  Stock subscription                              $   (4,620)         $   (4,620)         $   (4,620)

  Retained earnings                               $   (5,120)         $   (5,120)         $   (5,120)

    Total stockholders' equity                    $     (120)         $  (45,120)(2)      $  179,880(2)

-----------------------

     (1)  Before deducting costs of offering.
     (2)  After deduction of estimated $70,000 in offering expenses.


                                   MANAGEMENT

         The company' sole officer and director is as follows:

Name                Age       Position
----------          ---       ---------
Roma Kidd           51        President, Director, Treasurer and Secretary

         Roma Kidd has been our president and a director since the company's inception, and may be considered its founder or "promoter". Ms. Kidd is the Executive Director of ARCO (Association for Retarded Citizens of Ouachita), which post she has held since 1981. ARCO is a nonprofit organization which provides community based services to approximately 140 persons with developmental disabilities and their families, including therapy, day-care, supported living, and work counseling. Ms. Kidd holds a Masters Degree in education from the University of Southern Mississippi. Ms. Kidd is also sole owner and president of Sioux Technologies, Inc., a company organized to promote business ventures, including but not limited to Glint Corporation. For the year ended July 1999, she was a director of the Rotary Club of Monroe, Louisiana.

         Neither our president, Roma Kidd, nor any other affiliate of the company has organized a blank check company in the past.

         Ms. Kidd intends to devote between five and 20 hours a month to the company's affairs.

Conflicts of Interest

         No member of management is currently affiliated or associated with any other blank check company. However, management may become involved with the promotion of other blank check companies in the future. Such companies would not be part of a single plan of financing. A potential conflict of interest may occur in the event of such involvement. The company may not acquire, be acquired by or merged with any affiliated blank check companies.

         Ms. Kidd, our company's president, owns and will continue to own until we have effected a merger or acquisition, more than 80% of our outstanding stock, and it is possible that her interest could affect her judgment as to selection of an appropriate candidate for merger or acquisition.

         See below for certain transactions between management and the company, and for policies designed to avoid conflicts of interest.

Compensation

         No officer or director of the company has received any cash remuneration, and we do not intend to pay or accrue any remuneration or reimbursements of expenses for any period prior to consummation of a merger or acquisition. No remuneration of any nature has been paid or accrued on account of services rendered by a director in such capacity.

         No compensation will be paid or accrue to any officer or director for any period preceding consummation of a merger or acquisition as contemplated by this prospectus. We are not presently considering any outside individual (other than lawyers and accountants) for a consulting position; however, we cannot rule out the need for outside consultants in the future. No decisions have been made as to payment of these consultants.

Management Control

         Persons associated with management own all of the company's presently outstanding stock, and expect to continue to own a majority of its stock until a merger or acquisition is consummated. Until that time, therefore, it is contemplated that present management will control the company.

Indemnification of Management

         Section 145 of the Delaware General Corporation Law provides for indemnification of the officers, directors, employees, and agents of the company. Complete disclosure of this statute is provided in Part II of the registration statement of which this is a part.

         Under Article V of the company's bylaws, the company will indemnify and hold harmless, to the fullest extent authorized by the Delaware General Corporation Law, any director, officer, agent or employee of the company, against all expense, liability and loss reasonably incurred or suffering by such person in connection with the company.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is unenforceable.


                TRANSACTIONS WITH AFFILIATES AND RELATED POLICIES

         The following reflects certain transactions with management which have occurred or which may occur in the future. All policies reflected in such discussion are included in written policies adopted by our board of directors and signed by each of our officers and key employees.

Initial Stock Transactions

         Incident to the company's organization and initial financing, 5,000,000 shares of common stock were issued to Sioux Technologies, Inc., which is wholly owned by Roma Kidd, our company's president and organizer, for $5,000 ($.001 per share, or par value). At the time of such issuance, the company had no other stockholders.

Loans by Management

         In connection with the offering, we will incur certain expenses, including legal and accounting fees, printing fees, and state and federal filing fees, estimated at $75,000. $5,000 of these expenses have been paid from the company's treasury, and Roma Kidd, the company's president, and her company, Sioux Technologies, Inc., have agreed to lend up to $70,000 if necessary to complete this offering, amend its registration statement, and effect a merger or acquisition Any such loan(s) will be repayable at such time as we have consummated a merger or acquisition and the escrowed funds have been released.

Participation by Management in Offering

         The company's officers, directors, current stockholders and any of their affiliates or associates may purchase Shares offered in this offering. The aggregate number of Shares which may be purchased by such persons will not exceed 20% of all the Shares sold in this offering. Such purchases may be made in order to ensure that the minimum number of shares necessary to complete this offering are sold.

Sales of Stock by Affiliates

         Management will not actively negotiate or otherwise consent to the purchase of any portion of their common stock as a condition to or in connection with a proposed merger or acquisition unless such a purchase is requested by the company being acquired.

No Investment in Companies in Which Management Has an Interest

         We do not presently intend to merge with or acquire a business in which an officer, director, promoter, or affiliate of our company, or an affiliate of any such person, has a substantial interest, nor will we purchase the assets of any such business. No exception will be made to this policy unless authorized by a majority of the company's stockholders not including such interested person.

Co-Investment by Affiliates

         Officers, directors, current stockholders and any of their affiliates or associates may not purchase securities from a business in which the company has invested or proposes to invest, except with approval of the company's board of directors and then only on terms and conditions not more favorable than the terms and conditions of the company's merger or acquisition. This limitation will continue in effect for a period of two years, but an investment may be made on other terms or conditions if approved by a majority in interest of the company's stockholders, not including such interested person.

Purchase of Shares from Management

         No proceeds from this offering will be used to purchase directly or indirectly any shares owned by management or any present stockholder, director or promoter.

No Finders' Fees for Management

         We will not pay a finder's fee to any member of management for locating a merger or acquisition candidate.


                             PRINCIPAL STOCKHOLDERS

         The following table sets forth certain information regarding the beneficial ownership of the company's common stock as of the date of this prospectus, and as adjusted to reflect the sale of the Shares offered hereby. the table includes each person who is known by the company to own beneficially more than 5% of the company's outstanding common stock; by each of the company's officers and directors; and by all directors and officers of the company as a group. A person is deemed to "beneficially own" shares if he or she has either the right to vote those shares or to dispose of them. More than one person may be considered to beneficially own the same shares.

Name/Address                  Shares of           Percent of       Percent of Class Owned
Beneficial                    Common Stock        Class Owned         After Offering
  Owner                       Beneficially Owned  Before         minimum sold   maximum sold
 -------                      ------------------  ------         ------------   ------------
 Sioux Technologies, Inc.(1)   5,000,000           100%           98.0%           83.3%
 110 Cheney Street
 Rayville, Louisiana

 Roma Kidd (1)                 5,000,000           100%           98.0%           83.3%
 110 Chaney Street
 Rayville, Louisiana

  All Officers and Directors
                  (1 person)   5,000,000           100%           98.0%           83.3%

-----------------
(1) Sioux Technologies, Inc. is 100% owned and controlled by Ms. Kidd. Accordingly, Ms. Kidd and Sioux Technologies are both considered to beneficially own such shares.

                            DESCRIPTION OF SECURITIES

Common Stock

         The company is authorized to issue 50,000,000 shares of common stock, $.001 par value per share. 5,000,000 shares have been issued and are outstanding as of the date of this prospectus. Each outstanding share is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by the owners of such shares.

         Each share of the company's common stock is entitled to share equally in dividends, if and when they should be declared by the Board of Directors of the company from funds legally available for such purpose. Each share is also entitled to share equally in all of the assets of the company available for distribution to holders of common stock upon liquidation, dissolution, or winding up of the affairs of the company. Stockholders do not have preemptive, subscription, or conversion rights, nor are there any redemption or sinking fund provisions applicable to the shares.

         All shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable. No personal liability for obligations of the company will attach to investors solely on account of their ownership of the company's shares.

         Each share of the company's common stock entitles the holder to one vote on all matters on which stockholders may vote. Holders of the company's common stock do not have cumulative voting rights, which means that the holders of more than 50% of outstanding shares voting for the election of directors can elect all of the directors if they so choose. In that event, the holders of the remaining shares would not be able to elect any directors. Upon completion of this offering, the present officers and directors and present stockholders will beneficially own at least 83.3% of the outstanding shares and will be in a position to control the company's affairs. Upon consummation of a merger or acquisition, however, we anticipate that there will be a change of control, and that the company's affairs will thereafter be subject to the control of the owners of the business which we acquire or with which we merge.

Preferred Stock

         The company is also authorized to issue 10,000,000 shares of preferred stock, $.001 par value per share. No rights, preferences, or limitations have yet been assigned to such shares, such matters being up to the board of directors at the time of issuance. No preferred stock has been issued as of the date of this prospectus.

No Options or Warrants

         There are not presently outstanding any options or warrants to purchase, or securities convertible into, common or preferred stock of the company.

Future Financing

         In the event the proceeds of this offering are not sufficient to enable the company to successfully find a suitable business for merger or acquisition, we may be obliged to seek additional financing. The company's stockholder has agreed to lend the company up to $70,000 if necessary to complete this offering, amend its registration statement, and effect a merger or acquisition. We presently believe that such funds, combined with the company's share of the proceeds of this offering to be released from the trust account, will be sufficient for its purposes and does not foresee the need to issue additional securities before consummation of a merger or acquisition. However, the company may issue additional securities, incur debt or procure other types of financing if needed. Except as noted above, the company has not entered into any agreements, plans or proposals for such financing, and there can be no assurance that it would be successful in finding financing on terms acceptable to the company. The company will not use the funds in trust as collateral or security for any loan or debt incurred, or use such funds to pay back loans or debts incurred by the company.

Reports to Stockholders

         We intend to furnish our stockholders, after the close of each fiscal year, an annual report relating to the operations of the company and containing audited financial statements examined and reported upon by a independent certified public accountants. The company's fiscal year ends on March 31st.

Dividends

         We have not paid any dividends and do not have any present plans for the payment of dividends. Since the company was formed as a blank check company whose only business will be the search for a merger or acquisition, we do not anticipate that it will have any earnings until such time as a merger or acquisition is consummated. After we have acquired or merged with an operating business, the declaration of dividends will depend on the circumstances of the business acquired, and will be entirely in the discretion of the company's board of directors at that time. There can be no assurance that the company will ever declare dividends, even after a merger or acquisition is consummated.

Stock Registration and Transfer

         The company will register and transfer its own stock until such time as the number of stockholders makes such activity burdensome, but we reserve the right to appoint a registrar and transfer agent at any time.


                      MARKET FOR THE COMPANY'S COMMON STOCK

         There is no trading market for the company's stock, and none can develop until after consummation of a merger or acquisition, and the Shares are released from escrow. The Shares issued pursuant to this offering will remain in escrow until consummation of a merger or acquisition. There is currently only one holder of the company's outstanding common stock, and such stockholder will continue to own more than 80% of the outstanding shares upon completion of the offering. As a result, there is no likelihood of an active public trading market, as that term is commonly understood, developing for the Shares. There can be no assurance that a trading market will develop upon the consummation of a merger or acquisition, and the subsequent release of the Shares from escrow. We have not yet taken any steps to retain or encourage any broker-dealer to act as a market maker for the company's stock. We do not plan to engage in any such discussions until after a merger or acquisition candidate has been identified and seems probable.

         We expect that discussions in this area will ultimately be initiated by the party or parties controlling the entity or assets which the company may acquire. Such party or parties may employ consultants or advisors to obtain such a market maker, but the company's present management has no intention of doing so at the present time.

         The 5,000,000 shares of common stock currently outstanding are "restricted securities" as that term is defined in the Securities Act of 1933, and may be sold only in conformance with the provisions of Rule 144 under such Act or upon registration of such securities.


                              PLAN OF DISTRIBUTION

         By this prospectus, we are offering 1,000,000 Shares of the company's common stock at $.25 per Share. If we do not sell 100,000 shares within 90 days from the date of this prospectus, we will cancel the offering and all funds will be returned to the investors. In our discretion, we may extend the offering for an additional 90 days.

         We propose to offer the Shares directly through the company's officers, who will distribute prospectuses to acquaintances, friends, and business associates. We have not retained the services of a broker-dealer, and do not expect to pay compensation to any person in connection with the offer and sale of the Shares. We estimate approximately 100 to 200 prospectuses shall be distributed in such a manner. None of the company's officers or directors are associated with a broker-dealer.

          If at any time prior to the completion of this offering we enter negotiations with a possible merger candidate and such a transaction becomes "probable", then this offering will be suspended so that an amendment can be filed which will include financial statements (including balance sheets and statements of cash flow and stockholders' equity) of the proposed target.

         Our company's officers, directors, current stockholders and any of their affiliates may purchase a portion of the Shares offered in this offering, provided the number purchased by them does not exceed 20% of the number of Shares sold in this offering. Such purchases may be made, for example, in order to ensure that the minimum number of Shares (100,000) are sold. Shares purchased by the company's officers, directors and principal stockholders will be acquired for investment and not with a view towards distribution.

How to Subscribe

         Persons may subscribe by filling in and signing the subscription agreement and delivering it, prior to the expiration date (as defined below), to the company. The subscription price of $.25 per Share must be paid in cash or by check, bank draft or postal express money order payable in U.S. dollars to the order of "LM Capital Securities, Inc., trustee (Glint Corporation account)".


                                   LITIGATION

         The company is not presently a party to any litigation, nor to the knowledge of management is any litigation threatened against the company.


                                 LEGAL OPINIONS

         Ruddy & Muir, L.L.P., Washington, DC, has rendered an opinion that the Shares will be validly issued when released in accordance with the description in this prospectus.

                                     EXPERTS

         The financial statements included in this prospectus have been examined by James P. Gately, an independent certified public accountant in Orlando, Florida, as stated in his opinion given upon the authority of that person as an expert in accounting and auditing.


                             ADDITIONAL INFORMATION

         We have filed a registration statement with the Securities and Exchange Commission on Form SB-2 under the Securities Act of 1933 with respect to the Shares being offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement, and descriptions of any contract or other document filed as an exhibit to the registration statement is qualified by reference to the contract or document as filed. The registration statement and related exhibits may be inspected at the Commission's Public Reference Room at 450 Fifth Street, NW, Washington, D.C. 20549. Reports filed under the Securities Exchange Act of 1934 can also be inspected at such reference facility. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.

         We will be subject to the reporting requirements of the Securities Exchange Act, but we are not currently a reporting company. In the event that our obligation to file such reports is suspended under Section 15(d) of the Exchange Act, we will file periodic reports voluntarily.

                                GLINT CORPORATION
                          (a development stage company)


                              FINANCIAL STATEMENTS

              From April 17, 2000 (inception) through June 30, 2000




                                Table of Contents


                                                                     Page no.
         Independent Auditors' Report                                    31

         Balance Sheet                                                   32

         Statement of Operations                                         33

         Statement of Stockholder's Equity                               34

         Cash Flow Statement                                             35

         Notes to Financial Statements                                   36

                          INDEPENDENT AUDITORS' REPORT




To the Board of Directors and Stockholder of GLINT CORPORATION
(a development stage company)


We have audited the accompanying balance sheet of Glint Corporation, a development stage company, as of June 30, 2000, and the related statements of operations, stockholder's equity and cash flows from April 17, 2000 (inception) through June 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on such financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Glint Corporation as of June 30, 2000 , and the results if its operations and its cash flows for the two months then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has experienced a loss since inception. The company's financial position and operating results raise substantial doubt about its ability to continue as a going concern. Managements plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                         /s/ Gately & Associates
                                                             Gately & Associates
                                                     Certified Public Accountant
                                                                Orlando, Florida
                                                                   July 17, 2000

                                GLINT CORPORATION
                          (a development stage company)

                                  BALANCE SHEET
                               As of June 30, 2000

                                     ASSETS
CURRENT ASSETS
         Cash                                                                   $   5,000
                                                                                ---------

                  TOTAL ASSETS                                                  $   5,000
                                                                                =========


                      LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES

Accrued expenses                                                                $   5,120
                                                                                ---------

                  TOTAL LIABILITIES                                                 5,120
                                                                                ---------


STOCKHOLDER'S EQUITY
         Common stock - par value $0.001;  50,000,000 shares
                  authorized; 5,000,000 issued and outstanding                      5,000

         Additional paid in capital                                                 4,620

         Preferred stock - par value $0.001; 10,000,000 shares
                  authorized; none issued and outstanding                               0

         Stock subscription receivable                                             (4,620)

         Deficit accumulated during the development stage                          (5,120)
                                                                                  --------

                  Total stockholder's equity                                         (120)
                                                                                 ---------

                           TOTAL LIABILITIES AND EQUITY                         $   5,000


              The accompanying notes are an integral part of these
                             financial statements.

                                GLINT CORPORATION
                          (a development stage company)

                             STATEMENT OF OPERATIONS
                From April 17, 2000 (Inception) to June 30, 2000


REVENUE
         Sales                                                                  $       0
         Cost of Sales                                                                  0
                                                                                ----------

         GROSS PROFIT                                                                   0

         GENERAL AND ADMINISTRATIVE EXPENSES
          Legal and Accounting Fees                                                 5,120
                                                                                ----------

                           TOTAL GENERAL AND ADMINISTRATIVE EXPENSES                5,120
                                                                                ----------

NET ACCUMULATED DEFICIT                                                         $  (5,120)
                                                                                ==========

NET EARNINGS PER SHARE
         Basic and Diluted
         Net loss per share                                                     $      *

Basic and Diluted Weighted Average
         Number of Common Shares Outstanding                                    5,000,000


         *        Less than $.01


              The accompanying notes are an integral part of these
                             financial statements.

                                GLINT CORPORATION
                          (a development stage company)

                     STATEMENT OF STOCKHOLDER'S EQUITY From
                April 17, 2000 (Inception) through June 30, 2000

                                    Common Stock                      Accumulated       Total
                                      Number              Additional    During      Stockholders'
                                          Of      Par      Paid In    Development      Equity
                                      Shares     Value      Capital     Stage        (Deficit)
                                      ------     -----      -------     -----        ---------
Balance, April 17, 2000                     0  $     0    $       0   $       0     $      0

Issuance of stock for
$5,000 cash                         5,000,000    5,000        4,620                    9,620

Issuance of stock subscription
receivable in the above issue                                (4,620)                  (4,620)

Net loss                                                                 (5,120)      (5,120)
                                    ---------  --------   ----------  ----------    ---------

                                    5,000,000  $ 5,000    $       0   $  (5,120)    $   (120)
                                    =========  ========   ==========  ==========    =========




              The accompanying notes are an integral part of these
                             financial statements.

                                GLINT CORPORATION
                          (a development stage company)


                       STATEMENT OF CASH FLOWS From April
                   17, 2000 (Inception) through June 30, 2000



CASH FLOWS FROM OPERATING ACTIVITIES
         Net income (loss)                                                      $ (5,120)

         Adjustments to reconcile net income to net cash provided by (used in) operating activities:

                  Increases in accrued expense                                     5,120
                                                                                ---------

NET CASH PROVIDED OR (USED) IN OPERATIONS                                              0

CASH FLOWS FROM FINANCING ACTIVITIES

         Proceeds from issuance of common stock                                    5,000


CASH RECONCILIATION

         Net increase (decrease) in cash                                           5,000
         Beginning cash balance                                                        0
                                                                                ---------

CASH BALANCE AT END OF PERIOD                                                   $  5,000
                                                                                =========



              The accompanying notes are an integral part of these
                             financial statements.

                                GLINT CORPORATION
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS
                               As of June 30, 2000

                               (See Audit Report)


1.  Summary of significant accounting policies

Industry. Glint Corporation (the "Company"), a company incorporated in the state of Delaware on April 17, 2000, plans to locate and negociate with a business entity for the combination of that target company with the Company. The combination will normally take the form of a merger, stock-for-stock exchange or stock-for-assets exchange. In most instances the target company will wish to structure the business combination to be within the definition of a tax-free reorganization under Section 351 or Section 368 of the Internal Revenue Code of 1986, as amended.

The Company has been formed to provide a method for a foreign or domestic private company to become a reporting ("public") company whose securities are qualified for trading in the United States secondary market. No assurances can be given that the Company will be successful in locating or negotiating with any targeted company.

Results of Operations and Ongoing Entity. The Company is considered to be an ongoing entity. The Company's sole stockholder, Sioux Technologies, Inc., and its owner, Roma Kidd, have agreed to loan the company up to $70,000 to fund its operations.

Cash and Cash Equivalents. The Company considers cash on hand and amounts on deposit with financial institutions which have original maturities of three months or less to be cash and cash equivalents.

Basis of Accounting. The Company's financial statements are prepared in accordance with generally accepted accounting principles.

Income Taxes. The Company utilizes the asset and liability method to measure and record deferred income tax assets and liabilities. Deferred tax assets and liabilities reflect the future income tax effects of temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and are measured using enacted tax rates that apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. At this time, the Company has set up an allowance for deferred taxes as there is no company history to indicate the usage of deferred tax assets and liabilities.

Fair Value of Financial Instruments. The Company's financial instruments may include cash and cash equivalents, short-term investments, accounts receivable, accounts payable and liabilities to banks and stockholders. the carrying amount of long-term det to banks approximates fair value based no interest rates that are currently available to the Company for issuance of debt with similar terms and remaining maturities. The carrying amounts of other financial instruments approximate their fair value because of short-term maturities.

Concentration of Credit Risk. Financial instruments which potentially expose the Company to concentrations of credit risk consist principally of operating demand deposit accounts. The Company's policy is to place its operating demand deposit accounts with high credit quality financial institutions. At this time the Company has no deposits that are at risk.

2.  Related Party Transactions and Going Concern

The Company's financial statements have been presented on the basis that it is a going concern in the development stage, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. At this time the Company has not identified the business that it wishes to engage in.

The Company's sole stockholder, Sioux Technologies, Inc. and its owner, Roma Kidd, fund the Company's activities while the Company takes steps to locate and negotiate with a business entity for combination; however, there can be no assurance that these activities will be successful.

3. Revenues and Cost Recognition

The Company uses the accrual basis of accounting for financial statement reporting. Revenues are recognized when products and/or services are shipped and/or provided and expenses realized when obligations are incurred. Currently the company is not engaged in a material business or trade.

4.  Accrued Expenses

Accrued expenses consist of accrued legal and accounting fees during this stage of the business.

5.  Operating Lease Agreements

The Company has no lease agreements at this time.

6.  Stockholder's Equity

Common stock includes 50,000,000 shares authorized at a par value of $0.001, of which 5,000,000 have been issued for the amount of $5,000 cash and a $4,620 stock subscription receivable. The Company has also authorized 10,000,000 shares of preferred stock at a par value of $0.001, none of which had been issued.

7.  Required Cash Flow Disclosure for Interest and Taxes Paid

The Company has paid no amounts for federal income taxes and interest. there are no non-cash transactions.

8.  Earnings Per Share

Basic earnings per share ("EPS") is computed by dividing earnings available to common stockholders by the weighted-average number of common shares outstanding for the period as required by the Financial Accounting Standards Board ("FASB") under Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share". Diluted EPS reflects the potential dilution of securities that could share in the earnings.

                     Dealer Prospectus Delivery Requirements

         Until 90 days after the date when the deposited funds and deposited securities are released from the Rule 419 trust account, all dealers effecting transactions in the company's Shares, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.     Indemnification of Directors and Officers

         Section 145 of the Delaware General Corporation Law provides for the indemnification of the company's officers, directors and corporate employees and agents under certain circumstances as follows:

         (a) A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

         (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstance of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such court shall deem proper.

         (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by such person in connection therewith.

         (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this

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



section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are not such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) y the stockholders.

         (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses including attorneys' fees incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

         (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

         (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

         (h) For purposes of this Section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation of merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

         (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

         (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased

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



to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

         (k) The court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agree ent, vote of stockholders, or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

         Article V of the company's By-laws provides for the indemnification of the company's officers, directors, and corporate employees and agents under certain circumstances as follows:

         1. Civil and Criminal Actions and Proceedings. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, and the corporation may in the discretion of the directors indemnify any such person serving as an employee or agent of the corporation or another enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         2. Actions by or in the Right of the Corporation. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, and the corporation may in the discretion of the directors indemnify any such person serving as an employee or agent of the corporation or another enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, a court of competent jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which said court shall deem proper.

         3. Expenses. To the extent that a director, officer, employee, or agent of the corporation entitled to indemnity under this Article IV has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

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



         4. Individual Determination. Any indemnification under Sections 1 and 2 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2. Such determination shall be made (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

         5. Advance Payment of Expenses. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined in accordance with this Article that he is entitled to be indemnified by the corporation.

         6.  Scope and  Nonexclusivity.  The  indemnification  provided  by this
Article V shall not be deemed exclusive of any other rights to which those seeking indemnification may or would, by effective corporate action, be entitled under or pursuant to the General Corporation Law of the State of Delaware as from time to time amended (which rights are hereby incorporated by reference herein), or under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in other capacities while holding such offices, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

         7. Insurance. The board of directors may at any time and from time to time cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.

         8. Constituent, Resulting and Surviving Corporations. For purposes of this Article, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article V with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         The registrant may, at its own expense, maintain insurance to protect itself and any director, officer, employee or agent of the company against any such expense, liability or loss, whether or not the company would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

Item 25.  Expenses of Issuance and Distribution

         The other expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered are estimated as follows:

Trustee's Fee                                        $   1,000.00
Registration Fee                                           264.00
Legal Fees                                              40,000.00
Accounting Fees                                         11,000.00
Blue Sky Qualification Fees and Expenses                 5,000.00
Miscellaneous                                            2,736.00
                                                     ------------
         TOTAL                                       $  60,000.00

Item 26.  Recent Sales of Unregistered Securities

         Securities of the registrant sold by it within the past three years which were not registered under the Securities Act of 1933 appears below.

         1. To founder. (a) In April 2000, the registrant issued 5,000,000 shares of its common stock to its founder.
         (b)  There was no underwriter.
         (c)  Such shares were issued for cash in the amount of $5,000.
         (d) The above-described transaction was exempt from registration by virtue of Section 4(2) of the Securities Act of 1933, in that it was a transaction by an issuer not involving any public offering, there being only one investor who had access to such information about the registrant as would be contained in a registration statement.


                                    EXHIBITS

Item 27.       Exhibits

 3.(i).1  Corrected Certificate of Incorporation

 3.(ii).2 By-Laws

 4.1      Specimen Certificate of Common Stock

 5.0      Opinion of Counsel

10.1      Form of Trust Agreement

23.0      Accountant's Consent to Use Opinion

23.1      Counsel's Consent to Use Opinion


Item 28.  Undertakings

     The registrant undertakes as follows:


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



         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10 (a) (3) of the Securities Act of 1933;

               (ii) To reflect  in the  prospectus  any facts or events  arising after the Effective Date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii)To include  any  material  information  with  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, including (but not limited to) any addition or deletion of managing underwriter;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) To deposit into the trust account at the closing, certificates in such denominations and registered in such names as required by the company to permit prompt delivery to each purchaser upon release of such securities from the Trust Account in accordance with Rule 419 of Regulation C under the Securities Act. Pursuant to Rule 419, these certificates will not be released until a merger or acquisition is consummated.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any provisions contained in its Certificate of Incorporation, by-laws, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in Palm Beach, Florida., on August 29, 2000.

                  GLINT CORPORATION



                                           by   /s/ Roma Kidd
                                                ------------------------
                                                Roma Kidd, President


         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

/s/ Roma Kidd                                                    August 29, 2000
-----------------------
Roma Kidd                President (principal executive officer),
                         principal financial and accounting officer,
                         and sole director